UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2014

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

References in this Current Report on Form 8-K to the “Company” refer to Senior Housing Properties Trust and its consolidated subsidiaries.

Item 1.01.  Entry into a Material Definitive Agreement.

Term Loan Agreement

On May 30, 2014, we entered into a term loan agreement with Wells Fargo Bank, National Association and a syndicate of other lenders, pursuant to which we obtained a $350 million term loan maturing on January 15, 2020. The term loan agreement includes a feature under which maximum borrowings may be increased to up to $700 million in certain circumstances. We expect to apply the net proceeds of the term loan to repay amounts outstanding under our revolving credit facility, to repay existing mortgage notes and for general business purposes.

The term loan bears interest at LIBOR plus a premium of 140 basis points, subject to adjustment based on changes to our unsecured debt ratings. Obligations under the term loan agreement are unsecured. The term loan agreement provides that, with certain exceptions, our subsidiaries are required to guaranty our obligations under the term loan agreement only if such subsidiary or subsidiaries has or have separately incurred debt (other than nonrecourse debt), within the meaning specified in the term loan agreement, or provided a guarantee of debt incurred by us or other subsidiaries.

Generally, no principal payments are required under the term loan prior to maturity, and prepayments may be made at any time without penalty.  The term loan agreement provides for acceleration of payment of all amounts outstanding upon the occurrence and continuation of certain events of default, such as a change of control of us, which includes Reit Management & Research LLC ceasing to act as our business and property manager. The term loan agreement also contains a number of covenants that restrict our ability to incur debt in excess of calculated amounts, restrict our ability to make distributions under certain circumstances and generally require us to maintain certain financial ratios.

The foregoing description of the term loan agreement is not complete and is subject to and qualified in its entirety by reference to the term loan agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the term loan agreement under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01.  Regulation FD Disclosure.

On May 30, 2014, we issued a press release announcing the closing of the term loan described in Item 1.01 above.  A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•

WE EXPECT TO USE THE NET PROCEEDS OF THE TERM LOAN TO REPAY AMOUNTS OUTSTANDING UNDER OUR REVOLVING CREDIT FACILITY, TO REPAY EXISTING MORTGAGE NOTES AND FOR GENERAL BUSINESS PURPOSES, BUT WE MAY USE THE NET PROCEEDS FOR OTHER PURPOSES; AND

•	INCREASING THE MAXIMUM BORROWINGS UNDER OUR TERM LOAN IS SUBJECT TO OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1

Term Loan Agreement, dated as of May 30, 2014, among Senior Housing Properties Trust, Wells Fargo Bank, National Association, as Administrative Agent, and each of the other financial institutions initially a signatory thereto.

99.1	Press Release dated May 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

	By:	/s/ Richard A. Doyle
	Name:	Richard A. Doyle
	Title:	Treasurer and Chief Financial Officer

Date: June 2, 2014